SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                ----------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report
(Date of earliest event reported):         February 28, 2001
                                           ------------------------------------



                          INSITUFORM TECHNOLOGIES, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       0-10786               13-3032158
-------------------------------   -----------------------  --------------------
 (State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


       702 Spirit 40 Park Drive, Chesterfield, Missouri             63005
--------------------------------------------------------------------------------
           (Address of principal executive offices)               (Zip Code)


Registrant's telephone number,
including area code                                         (636) 530-8000
                                                          ----------------------

        This amends the Insituform Technologies, Inc. ("Insituform") Form 8-K filed on March 14, 2001 to provide financial statements and pro forma information.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Report of Independent Public Accountants

Audited Financial Statements of Kinsel Industries, Inc. ("Kinsel") and Tracks of Texas, Inc. ("Tracks"):

     (i)   Combined Balance Sheet as of December 31, 2000.
     (ii)  Combined Statement of Income for the Year Ended December 31, 2000.
     (iii) Combined Statement of Stockholders' Equity for the Year Ended December 31, 2000.
     (iv)  Combined Statement of Cash Flows for the Year Ended
           December 31, 2000.
     (v)   Notes to Combined Financial Statements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Kinsel Industries, Inc. and Tracks of Texas, Inc.:


We have audited the accompanying combined balance sheet of Kinsel Industries, Inc. (a Texas corporation) and Tracks of Texas, Inc. (a Texas corporation) (collectively the Company) as of December 31, 2000, and the related combined statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Kinsel Industries, Inc. and Tracks of Texas, Inc. as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.



/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


St. Louis, Missouri,
February 9, 2001

                KINSEL INDUSTRIES, INC. AND TRACKS OF TEXAS, INC.

                 COMBINED BALANCE SHEET AS OF DECEMBER 31, 2000
                                 (In thousands)

                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (including restricted cash of $100)                        $   6,935
  Receivables, less allowance for doubtful accounts of $50                                12,042
  Receivables, related parties                                                             1,226
  Contract retainage                                                                       5,542
  Costs and estimated earnings in excess of billings                                       4,502
  Inventories                                                                              1,549
  Other assets                                                                               103
                                                                                       -----------
         Total current assets                                                             31,899
                                                                                       -----------

PROPERTY AND EQUIPMENT, less accumulated depreciation                                     12,694
                                                                                       -----------
OTHER ASSETS:
  Investments in joint ventures                                                            3,264
  Other assets                                                                               547
                                                                                       -----------
         Total other assets                                                                3,811
                                                                                       -----------
         Total assets                                                                   $ 48,404
                                                                                        ==========
                               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt and notes payable                               $   3,827
  Accounts payable and accrued expenses                                                   10,846
  Billings in excess of costs and estimated earnings                                       4,517
                                                                                       -----------
         Total current liabilities                                                        19,190

LONG-TERM DEBT, less current maturities                                                    8,474

DEFERRED INCOME TAXES                                                                        939
                                                                                       -----------
        Total liabilities                                                                 28,603
                                                                                       -----------
STOCKHOLDERS' EQUITY:
  Common stock                                                                                37
  Additional paid-in capital                                                               3,397
  Retained earnings                                                                       17,998
  Notes receivable - stockholders                                                         (1,631)
                                                                                       -----------
         Total stockholders' equity                                                       19,801
                                                                                       -----------
         Total liabilities and stockholders' equity                                     $ 48,404
                                                                                       ===========

         The accompanying notes are an integral part of this combined balance sheet.

                KINSEL INDUSTRIES, INC. AND TRACKS OF TEXAS, INC.

                          COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (In thousands)

REVENUES                                                                              $   92,319

REVENUES - RELATED PARTIES                                                                 8,176
                                                                                       ------------
         Total revenues                                                                  100,495
                                                                                       ------------

COST OF REVENUES                                                                          82,026

COST OF REVENUES - RELATED PARTIES                                                         7,412
                                                                                       ------------
         Total cost of revenues                                                           89,438
                                                                                       ------------
         Gross profit                                                                     11,057

OPERATING COSTS AND EXPENSES                                                               7,567
                                                                                       ------------
         Income from operations                                                            3,490
                                                                                       ------------
OTHER INCOME (EXPENSE):
  Interest expense, net                                                                     (498)
  Equity in earnings of joint ventures                                                     1,569
  Other                                                                                      451
                                                                                       ------------
         Total other income                                                                1,522
                                                                                       ------------
         Income before taxes on income                                                     5,012

TAXES ON INCOME                                                                            1,906
                                                                                       ------------
         Net income                                                                    $   3,106
                                                                                       ============



           The accompanying notes are an integral part of this combined statement.


                KINSEL INDUSTRIES, INC. AND TRACKS OF TEXAS, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (In thousands)



                                                Additional               Notes         Total
                                        Common   Paid-In   Retained   Receivable -  Stockholders'
                                        Stock   Capital     Earnings  Stockholders    Equity
                                        -----   -------     --------  ------------    ------

BALANCE, December 31, 1999             $ 37    $      65    $ 14,892      $   -       $ 14,994

  Net income                              -            -       3,106          -          3,106
  Issuance of common stock                -        3,332           -          -          3,332
  Notes receivable from
    stockholders                          -            -           -     (1,631)        (1,631)
                                      -----    ---------   --------------------     -----------
BALANCE, December 31, 2000             $ 37      $ 3,397    $ 17,998    $(1,631)      $ 19,801
                                        ===        =====      ======      =====         ======


The accompanying notes are an integral part of this combined statement.


                KINSEL INDUSTRIES, INC. AND TRACKS OF TEXAS, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                           $   3,106
  Adjustments to reconcile net income to net cash used in operating activities-
    Depreciation and amortization                                                          2,868
    Gain on disposal of assets                                                              (215)
    Equity in earnings of joint ventures                                                  (1,569)
    Deferred income taxes                                                                    546
    Changes in operating assets and liabilities-
      Receivables and contract retainage                                                     216
      Inventories                                                                           (669)
      Other assets                                                                           641
      Accounts payable and accruals                                                       (1,292)
      Costs and earnings on uncompleted contracts                                         (3,481)
                                                                                        -----------
         Net cash provided by operating activities                                           151

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                                    (4,947)
  Proceeds from disposal of assets                                                           898
  Other investing activities                                                                  (6)
                                                                                        -----------
         Net cash used in investing activities                                            (4,055)
                                                                                        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt                                                             4,770
  Principal payments on long-term debt                                                    (3,949)
                                                                                        -----------
         Net cash provided by financing activities                                           821
                                                                                        -----------
         Net decrease in cash and cash equivalents                                        (3,083)

CASH AND CASH EQUIVALENTS, beginning of year                                              10,018
                                                                                        -----------
CASH AND CASH EQUIVALENTS, end of year                                                  $  6,935
                                                                                        ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for-
    Interest                                                                            $    981
                                                                                        ==========
    Income taxes                                                                        $  2,100
                                                                                        ==========


           The accompanying notes are an integral part of this combined statement.

                KINSEL INDUSTRIES, INC. AND TRACKS OF TEXAS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000


1. DESCRIPTION OF BUSINESS:
   ------------------------

The accompanying combined financial statements include the accounts of Kinsel Industries, Inc. (Kinsel) and Tracks of Texas, Inc. (Tracks) (collectively, the Company). Kinsel derives its primary source of revenues by providing the following construction services: trenchless technology construction, highway, bridge and airport construction, water and wastewater plant construction, conventional utility construction, commercial construction and industrial construction and services. Tracks derives its primary source of revenues from construction equipment sales and rentals.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------------------

Basis of Presentation
---------------------

The combined financial statements include the accounts of Kinsel and its sister company, Tracks which have common ownership and are managed and operated as one entity. All intercompany transactions and balances have been eliminated.

Accounting Estimates
--------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Customer
--------------------

The Company had revenues with one customer representing 35% of the Company's revenues for the year ended December 31, 2000.

Cash and Cash Equivalents
-------------------------

The Company classifies highly liquid investments with original maturities of 90 days or less as cash equivalents. Included as cash equivalents is restricted cash. Restricted cash consists of a certificate of deposit in the amount of $100,453, which has been assigned as collateral for a loan to a third party.

Inventories
-----------

Inventories are stated at the lower of actual cost or market.

Contract Retainage
------------------

The collection of receivables on construction contracts involves contractual provisions which provide for the contract owner to withhold retainage, typically 5% to 15% of the contract amount. These amounts are typically paid within 60-90 days after completion of the contract.

Property and Equipment
----------------------

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method. Estimated useful lives are as follows:

                                                                  Years
                                                                  -----

         Buildings and improvements                               15-39
         Machinery and equipment                                    3-8
         Furniture and fixtures                                    3-10
         Automobiles and trucks                                       3

Long-Lived Assets
-----------------

Long-lived assets are reviewed for impairment whenever conditions indicate that the carrying value of the assets may not be fully recoverable. Such impairment tests are based on a comparison of undiscounted cash flows to the recorded value of the asset. If impairment is indicated, the asset value is written down to its fair market value.

Fair Value of Financial Instruments
-----------------------------------

The Company's financial instruments consist primarily of cash and equivalents, trade receivables, trade payables and debt instruments. The book values of these instruments are not materially different from their respective fair values.

Revenue Recognition
-------------------

Revenues include construction and installation revenues which are recognized using the percentage-of-completion method using the ratio of costs incurred to estimated total costs. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools and equipment costs.

Revenues in an amount equal to costs incurred are recognized prior to contracts reaching 15% completion. The related earnings are not recognized until the period in which such percentage completion is attained. It is the Company's judgment that until a project reaches 15% completion, there is insufficient information to determine what the profit on the project will be. The 15% threshold is applied to all percentage of completion projects without exception unless and until the Company projects a loss on the project, in which case the estimated loss is immediately recognized. Claims for additional contract revenues are recognized if it is probable that the claim will result in additional revenue and the amount can be reliably estimated.

Factors that can contribute to changes in estimates of contract profitability include, without limitation, site conditions that differ from those assumed in the original bid, the availability and skill level of workers in the geographic location of the project, the availability and proximity of materials, inclement weather and timing and coordination issues inherent in design/build projects. Contract costs are recorded as incurred and revisions in contract revenue and cost estimates are reflected in the accounting period when known.

Taxes on Income
---------------

The Company provides for estimated income taxes payable or refundable on current year income tax returns as well as the estimated future tax effects attributable to temporary differences and carryforwards, based upon enacted tax laws and tax rates.

New Accounting Pronouncements
-----------------------------

In December 1999, the SEC issued Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition in Financial Statements, which summarizes certain aspects of the SEC staff's view on applying generally accepted accounting principles to revenue recognition in financial statements. The Company adopted SAB 101 in the fourth quarter of 2000. The implementation of SAB 101 has no effect on the Company's financial condition or results of operations.

In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities and requires, among other things, that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. In June 1999, the FASB issued SFAS 137, which delays the effective date of SFAS 133 to fiscal years beginning after June 15, 2000. The Company adopted the accounting standard effective for its fiscal year beginning January 1, 2001, as required. The Company has considered the implications of SFAS 133 and concluded that implementation of the new standard had no effect on the Company's financial condition or results of operations.

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS:
   ------------------------------------------------------

Costs and estimated earnings on uncompleted contracts consist of the following at December 31, 2000 (in thousands):

      Costs incurred on uncompleted contracts                    $ 108,666
      Estimated earnings recognized to date                          7,240

                                                               ------------
                                                                   115,906
      Less-  Billings to date                                     (115,921)

                                                               ------------
                                                                $
                                                                       (15)
                                                                ==========
      Included in the accompanying combined balance sheet:
        Costs and estimated earnings in excess of billings      $    4,502
        Billings in excess of costs and estimated earnings          (4,517)

                                                               ------------
                                                                $
                                                                       (15)
                                                                ===========

Costs and estimated earnings in excess of billings represent work performed which either due to contract stipulations or lacking required contractual documentation, could not be billed. Substantially all unbilled amounts are expected to be billed and collected within one year.

4. PROPERTY AND EQUIPMENT:
   -----------------------

Property and equipment consists of the following at December 31, 2000 (in thousands):

         Land and land improvements                              $      395
         Buildings and improvements                                   1,377
         Machinery and equipment                                     18,582
         Furniture and fixtures                                         381
         Automobiles and trucks                                          10
                                                                 -----------
                                                                     20,745
         Less-  Accumulated depreciation                             (8,051)
                                                                 -----------
                                                                 $   12,694
                                                                 ===========

5. RELATED PARTY TRANSACTIONS:
   ---------------------------

Coastal Bend Property
---------------------

In the ordinary course of business, the Company completed contracts for Coastal Bend Property, a land development group, in which a stockholder of the Company owns a 60% interest in the partnership. During the year ended December 31, 2000, the Company had revenue from contracts with the partnership of $6,816,957. Amounts due from these contracts at December 31, 2000, totaled $741,405.

6. EQUITY METHOD INVESTMENTS:
   --------------------------

The Company participates in a construction joint venture partnership (Delta/Kinsel Joint Venture) with Delta Construction Corporation (Delta), which was formed in 1999 to perform a construction contract with the City and County of Honolulu, Hawaii. The Company owns a 60% interest in the joint venture, however, the Company does not consolidate the investment because it does not have control per the terms of the joint venture agreement. Each joint venture partner individually is providing personnel and all related costs of employment for which the partners will seek reimbursement from the joint venture. For the year ended December 31, 2000, the Company billed the joint venture for reimbursable expenses totaling $348,328. The Company recognized equity in earnings of the joint venture of $1.6 million for the year ended December 31, 2000. The Company has guaranteed equipment loans of the joint venture totaling $175,115 at December 31, 2000. The Company's investment in the joint venture is $2.6 million at December 31, 2000.

In December 2000, the contract with the City and County of Honolulu, Hawaii, was terminated for owner's convenience. The Delta/Kinsel Joint Venture is in the process of liquidating. In January 2001, the Company received a distribution of $2.0 million from the joint venture representing the Company's share of the cash received on the construction contract. The remaining investment balance will be realized through the liquidation of the joint venture's assets.

The Company owns a 27.945% limited partnership interest in Mag Creek, LP, a real estate development company. During the year ended December 31, 2000, the Company had revenues from development contracts with the partnership totaling $1,360,033. Amounts due from these contracts at December 31, 2000, totaled $135,823. The Company recognized equity in losses of the limited partnership of $31,415 for the year ended December 31, 2000. The Company's investment in the limited partnership was $695,172 at December 31, 2000.

7. LONG-TERM DEBT AND NOTES PAYABLE:
   ---------------------------------

Long-term debt and notes payable consists of the following at December 31, 2000 (in thousands):

Bank notes payable, due in monthly installments through 2004,
  including annual interest at 1.10% to 9.50%                    $  6,090
Bank notes payable, due in monthly installments through 2006, including annual interest at one-month commercial paper rate
  plus 2.50% (8.7% at December 31, 2000)                            3,464
Bank notes payable, due in monthly installments through 2005,
  including annual interest at one-month LIBOR plus 2.35%           1,976
  (8.91% at December 31, 2000)
Bank note payable in installments through 2001, including
  annual interest at prime rate (9.5% at December 31, 2000)           207
Bank note payable, due in monthly installments through 2004,
  including annual interest at prime rate plus 0.50% (10.0% at        177
  December 31, 2000)
Bank noninterest-bearing notes payable in monthly installments
  through 2003                                                        137
Note payable in installments through 2001, including annual
  interest at 10.00%                                                  250
                                                                 --------
                                                                   12,301
Less-  Current maturities                                          (3,827)
                                                                 --------
                                                                 $  8,474
                                                                 ========

Principal payments required to be made for each of the next five years and thereafter are summarized as follows (in thousands):

         Years Ending
         December 31                                               Amount
         -----------                                               ------

         2001                                                    $   3,827
         2002                                                        2,725
         2003                                                        2,243
         2004                                                        1,492
         2005                                                          669
         Thereafter                                                  1,345
                                                                 ---------
                  Total                                          $  12,301
                                                                 =========

8. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:
   --------------------------------------

Accounts payable and accrued expenses consist of the following at December 31, 2000 (in thousands):

         Accounts payable - trade                                $   7,840
         Accounts payable - subcontractor retainage                  1,660
         Accrued expenses                                            1,007
         Other                                                         339
                                                                 ---------
                                                                  $ 10,846
                                                                 =========
                                       5

9. COMMITMENTS AND CONTINGENCIES:
   ------------------------------

Leases
------

The Company leases equipment and vehicles under noncancelable operating leases. Rent expense under all operating leases for 2000 was $2,062,432.

At December 31, 2000, the future minimum lease payments required under the noncancelable operating leases were as follows (in thousands):

         Years Ended
         December 31                                          Amount
         -----------                                          ------

         2001                                                $ 1,767
         2002                                                  1,411
         2003                                                    893
         2004                                                    451
         2005                                                    338
         Thereafter                                              194
                                                           ---------
                  Total                                      $ 5,054
                                                           =========

Litigation
----------

The Company is a party in legal proceedings and potential claims arising in the ordinary course of its business. Management does not believe these matters will materially affect the Company's combined financial statements.

Claims
------

The Company has filed two separate claims on a construction project seeking reimbursement of unanticipated costs incurred by the Company as a result of excessive delays and lost productivity caused by adverse weather conditions, differing and concealed site conditions, unforeseen underground utilities and engineering delays. These claims, totaling $1.9 million, have been included in the total amended contract amount and revenue has been recognized to the extent of the percentage complete on the contract as the estimated recoveries are deemed probable of collection. The claims are included in costs and estimated earnings in excess of billings at December 31, 2000.

10. RETIREMENT PLANS:
    -----------------

The Company sponsors a 401(k) retirement plan that covers all employees who meet certain eligibility requirements. Under the 401(k) section of the retirement plan, the Company matches 401(k) plan contributions. The plan provides for the Company to contribute 50% of the employees contribution up to a maximum of 4% of the employee's compensation. The Company contribution is discretionary. Total company contributions to the 401(k) plan were $102,918 for the year ended December 31, 2000.

11. STOCKHOLDERS' EQUITY:
    ---------------------

In 2000, the Company terminated its previous stock bonus plan and replaced it with the Kinsel 2000 Stock Purchase Bonus Plan (the 2000 Plan). Each participant's account was paid out with the understanding that the employees would use the distribution to purchase stock pursuant to the 2000 Plan. The 2000 Plan provides for common stock of the Company to be offered to employees of the Company at the sole discretion of the Board of Directors. Participants were issued shares at fair value representing 21% of the Company. The Company loaned the participants the amounts required to purchase the shares that were in excess of their distributions from the previous stock bonus plan. The promissory notes are to be repaid annually over 20 years. Interest equal to 6% is due with the annual payments. The promissory notes are secured by the shares of stock issued. The promissory notes are recorded as notes receivable - stockholders in the equity section of the balance sheet.

Each participant was required to enter into a shareholder agreement in connection with the purchase of stock from the Company. The shareholder agreement prevents the participants from selling their shares without first offering the shares to the Company.

The common stock of the Company is composed of the following at December 31,
2000:
                                                       Number of Shares
                                              ----------------------------------
                   Description                  Authorized  Issued   Outstanding
                   -----------                  ----------  ------   -----------

    Kinsel common stock - par value, $0.10       500,000    14,065    14,065
    Tracks common stock - par value $1.00      1,000,000    36,000    34,560

12. TAXES ON INCOME:
    ----------------

Taxes on income are as follows for the year ended December 31, 2000 (in thousands):

         Current                                                     $ 1,360
         Deferred                                                        546
                                                                   ---------
                  Taxes on income                                    $ 1,906
                                                                   =========

A reconciliation between the U.S. federal statutory tax rate and the effective tax rate follows:

         Income taxes at U.S. federal statutory tax rate               34.0%
         Increase in taxes resulting from:
           State income taxes                                           2.2
           Other                                                        1.8
                                                                       -----
                  Effective tax rate                                   38.0%
                                                                       =====

Net deferred taxes consist of the following at December 31, 2000 (in thousands):

         Deferred income tax assets:
           Accrued compensation                                      $   29
           Accrued job losses                                            42
           Other                                                         26
                                                                    -------
                  Total deferred income tax assets                       97
                                                                    -------
         Deferred income tax liabilities:
           Property, plant and equipment                               (939)
                                                                    -------
                  Total deferred income tax liabilities                (939)
                                                                    -------
                  Net deferred income tax liability                   $ 842
                                                                    =======

Tracks has $33,269 net operating loss carryforwards having varying expiration dates, ranging from 2018 through 2019.

13. SUBSEQUENT EVENTS:
    ------------------

On January 28, 2001, the Company and Insituform Technologies, Inc. (Insituform) entered into a tentative stock purchase agreement, whereby Insituform would acquire 100% of the Company's stock for $80 million, of which $15.3 million will be paid in cash and notes and the balance will be paid in Insituform common stock.

In February 2001, the Company acquired 100% of the assets of a local construction contractor for $120,000 in cash and assumed debt obligations totaling $663,000.

(b)     UNAUDITED PRO FORMA FINANCIAL STATEMENTS

        On February 28, 2001, the Registrant, referred to in the following context as Insituform Technologies, Inc. ("Insituform"), completed the acquisition of Kinsel and Tracks, collectively referred to as the Kinsel Group ("Kinsel Group").

        The following unaudited pro forma financial statements give effect to the acquisition of the Kinsel Group by Insituform under the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma financial statements do not purport to represent what the results of operations or financial position of Insituform would actually have been if the acquisition and related transactions had in fact occurred on such dates, nor do they purport to project the results of operations or financial position of Insituform for any future period or as of any date.

        Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the acquisition, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma balance sheet. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments.

        The unaudited pro forma balance sheet as of December 31, 2000 was prepared by combining Insituform's balance sheet as of December 31, 2000 with the Kinsel Group's balance sheet as of December 31, 2000, giving effect to the acquisition as though it had been completed on December 31, 2000.

        The unaudited pro forma income statement for the period presented was prepared by combining Insituform's income statement for the year ended December 31, 2000 with the Kinsel Group's income statement for the year ended December 31, 2000, giving effect to the acquisition as though it had occurred on January 1, 2000. This unaudited pro forma financial data does not give effect to any restructuring costs or to any potential cost savings or other synergies that could result from the acquisition. Management is in the process of developing a plan to integrate the rehabilitation related activities of the Kinsel Group with the like businesses within Insituform. The Kinsel Group also has other contracting activities that Insituform's management will be evaluating for possible divestiture in the future.

        On a combined basis, there were no material differences between the accounting policies of Insituform and the Kinsel Group.

        The consolidated historical financial statements of Insituform and the Kinsel Group for the year ended December 31, 2000, are derived from the audited consolidated financial statements of Insituform and the audited combined financial statements of the Kinsel Group, respectively.



                                  Unaudited Pro Forma Balance Sheet
                                       As of December 31, 2000
                                    (In thousands of US Dollars)



                                             Insituform     Kinsel Group   Pro forma
                                             Historical     Historical     Adjustments    Pro forma
                                             -----------    ----------     ----------     ----------
                                                (a)            (a)
ASSETS
Current:
Cash                                           $ 64,107       $ 6,935      $ (10,000) (b)  $ 61,042
Receivables, net                                 78,607        12,042           (120) (c)    90,529
Retainage                                        15,976         5,542              -         21,518
Costs and est. earnings in excess of billings    19,151         4,502              -         23,653
Inventories                                      18,121         1,549              -         19,670
Prepaid expenses and other                        5,046         1,329              -          6,375
                                             -----------    ----------     ----------     ----------
   Total current assets                         201,008        31,899        (10,120)       222,787

Property and Equipment                           70,226        12,694              -         82,920

Other Assets:
Goodwill                                         66,108             -         61,199  (b)   127,307
Other assets                                     17,632         3,811              -         21,443
                                             -----------    ----------     ----------     ----------
   Total other assets                            83,740         3,811         61,199        148,750
                                             -----------    ----------     ----------     ----------
Total assets                                   $354,974      $ 48,404       $ 51,079      $ 454,457
                                             ===========    ==========     ==========     ==========

LIABILITIES
Current:
Current maturities of long-term debt and notes
payable                                        $ 18,023       $ 3,827        $ 5,350  (b)  $ 27,200
Accounts payable and accrued expenses            68,517        15,363          1,000  (e)    84,760
                                                                                (120) (c)
                                             -----------    ----------     ----------     ----------
   Total current liabilities                     86,540        19,190          6,230        111,960

Long-term debt                                   98,217         8,474              -        106,691

Other liabilites                                  2,570           939              -          3,509
                                             -----------    ----------     ----------     ----------
   Total liabilities                            187,327        28,603          6,230        222,160

Minority Interests                                2,357             -              -          2,357
Stockholders' equity                            165,290        19,801        (19,801) (d)   229,940
                                                                              64,650  (b)
                                             -----------    ----------     ----------     ----------
Total liabilities and stockholders' equity     $354,974      $ 48,404       $ 51,079      $ 454,457
                                             ===========    ==========     ==========     ==========


See accompanying Notes to Unaudited Pro Forma Financial Statements.

                                Unaudited Pro Forma Income Statement
                                For the year ended December 31, 2000
                                    (In thousands of US Dollars)


                                              Insituform   Kinsel Group Pro forma
                                              Historical   Historical   Adjustments     Pro Forma
                                              -----------  -----------  -----------     -----------
                                                 (a)          (a)
Revenues                                       $ 409,434    $ 100,495       $ (959) (c)  $ 508,970
Costs of Revenues                                272,361       89,438         (959) (c)    360,840
                                              -----------  -----------  -----------     -----------

   Gross Profit                                  137,073       11,057            -         148,130

Operating Expense:
Selling, Administrative and General Expenses      69,307        7,567            -          76,874
Amortization Expense                               4,800            -        3,060  (f)      7,860
                                              -----------  -----------  -----------     -----------
    Total Operating Expense                       74,107        7,567        3,060          84,734

    Operating Income                              62,966        3,490       (3,060)         63,396

Other (Expense) Income:
   Interest expense                               (9,347)        (498)        (268) (g)    (10,113)
   Other                                           3,732        2,020         (726) (h)      5,026
                                              -----------  -----------  -----------     -----------
Total other expense                               (5,615)       1,522         (994)         (5,087)
                                              -----------  -----------  -----------     -----------

   Income before taxes on income                  57,351        5,012       (4,054)         58,309

Taxes on income                                   22,647        1,906         (312) (i)     24,241
                                              -----------  -----------  -----------     -----------

   Income before minority interests and
   equity in earnings                             34,704        3,106       (3,742)         34,068

Minority interests                                  (610)           -            -            (610)
Equity in earnings of affiliated companies           812            -            -             812
                                              -----------  -----------  -----------     -----------
   Net Income                                   $ 34,906      $ 3,106     $ (3,742)       $ 34,270
                                              ===========  ===========  ===========     ===========

Earnings per share (j)
   Basic                                          $ 1.41                                    $ 1.28
   Diluted                                        $ 1.37                                    $ 1.25

Weighted average common shares (j):
  Basic                                           24,834                     1,847          26,681
  Diluted                                         25,540                     1,847          27,387


See accompanying Notes to Unaudited Pro Forma Financial Statements.

               Notes to Unaudited Pro Forma Financial Statements

(a) Represent historical results of operations and financial position of Insituform and the Kinsel Group as of and for the year ended December 31, 2000.

(b) The adjustment reflects the initial estimate made by Insituform's management of the excess of the total purchase price over the net assets acquired, and the liabilities assumed, in the acquisition. The following is a preliminary allocation of the purchase price (in thousands):

    Purchase Price:
          Common Stock                                     $   64,650
          Cash delivered to sellers                            10,000
          Notes delivered to sellers                            5,350
          Estimated transaction costs                           1,000
                                                           ----------
                                                           $   81,000
    Total Purchase Price                                   ==========


    Allocation of Purchase Price
          Assets:
               Kinsel Group Historical Assets              $   48,404
               Goodwill                                        61,199
          Liabilities:
               Kinsel Group Historical Liabilities            (28,603)
                                                           ----------
    Total Purchase Price                                   $   81,000
                                                           ==========

    The total purchase price will be allocated to the assets and liabilities of the Kinsel Group based on their estimated fair value. The excess of the purchase price over the historical book value of the Kinsel Group's net assets has been allocated to goodwill. The Kinsel Group's other assets and liabilities have not been adjusted because, based on preliminary review, their cost approximates fair value at the time of acquisition. The final allocation of the purchase price to the Kinsel Group's assets acquired and liabilities assumed depends on certain valuations and studies that have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying pro forma financial information. The amortization period of goodwill will be 20 years.

(c) Reflects the elimination of transactions between Insituform and the Kinsel Group for subcontract work performed during the period.

(d) Reflects the elimination of the Kinsel Group's stockholders' equity accounts.

(e) Reflects an accrual for the estimated acquisition related transaction costs. Insituform's management has estimated the costs as follows (in thousands):

        Investment banking fees                            $    300
        Accounting and legal fees and expenses                  700
                                                          ---------
        Total                                               $ 1,000
                                                          =========

(f) Reflects an adjustment to amortization expense for the effect of goodwill. For purposes of the unaudited pro forma financial statements, goodwill has been amortized over an estimated useful life of 20 years.

(g) Reflects an adjustment to interest expense related to the $5.35 million note incurred in connection with the acquisition. The note bears interest at 5% per annum.

(h) Reflects the recognition of lost investment income to Insituform, for the cash paid to the sellers and the related estimated transaction costs in connection with the acquisition. Management has assumed an average invested cash rate of 6.6% per annum, based on the average rates received by Insituform on invested cash for the year ended December 31, 2000.

(i) Represents an adjustment to reflect a 39.5% tax rate on the pro forma income before income taxes. The pro forma income before income taxes was adjusted to eliminate the pro forma adjustment for non-deductible goodwill amortization (see Note (f)).

(j) Pro forma per share data is based on the number of shares of Insituform common stock and common equivalent shares that would have been outstanding had the acquisition occurred on January 1, 2000.

Item 9.  Regulation FD Disclosure

UNAUDITED ADJUSTED PRO FORMA INCOME STATEMENT EXCLUDING NON-RECURRING
TRANSACTIONS

     The following unaudited adjusted pro forma income statement gives effect to the acquisition of the Kinsel Group by Insituform under the purchase method of accounting. The unaudited pro forma financial statements have been presented as required by Item 7 included elsewhere herein. This statement gives further effect to excluding certain non-recurring transactions, which the Kinsel Group incurred during the year ended December 31, 2000. This unaudited adjusted pro forma information could be presented in the future by Insituform's management in conjunction with the unaudited pro forma financial statements included elsewhere herein, as part of investor presentations and discussions.

     This unaudited adjusted pro forma income statement is presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. This unaudited adjusted pro forma income statement does not purport to represent what the results of operations of Insituform would actually have been if the acquisition and related transactions had in fact occurred on such dates, nor do they purport to project the results of operations for Insituform for any future period or as of any date.


                                       Unaudited Adjusted Pro Forma Income Statement
                                            For the year ended December 31, 2000
                                           (In thousands, except per share data)


                                                                                       Further
                                                                     Item 7           Pro forma              Adjusted
                                                                    Pro Forma        Adjustments             Pro Forma
                                                                 ----------------   ---------------       ----------------
                                                                       (a)
Revenues                                                                $508,970               $ -               $508,970
Costs of Revenues                                                        360,840                 -                360,840
                                                                 ----------------   ---------------       ----------------
   Gross Profit                                                          148,130                 -                148,130

Operating Expense:
Selling, Administrative and General Expenses                              76,874            (3,527) (b)            73,347
Amortization Expense                                                       7,860                 -                  7,860
                                                                 ----------------   ---------------       ----------------
   Total Operating Expense                                                84,734            (3,527)                81,207

   Operating Income                                                       63,396             3,527                 66,923

Other (Expense) Income:
   Interest expense                                                      (10,113)                -                (10,113)
   Other                                                                   5,026                 -                  5,026
                                                                 ----------------   ---------------       ----------------
Total other expense                                                       (5,087)                -                 (5,087)
                                                                 ----------------   ---------------       ----------------

   Income before taxes on income                                          58,309             3,527                 61,836

Taxes on income                                                           24,241             1,393  (c)            25,634
                                                                 ----------------   ---------------       ----------------

   Income before minority interests and equity in earnings                34,068             2,134                 36,202

Minority interests                                                          (610)                -                   (610)
Equity in earnings of affiliated companies                                   812                 -                    812
                                                                 ----------------   ---------------       ----------------
   Net Income                                                           $ 34,270           $ 2,134               $ 36,404
                                                                 ================   ===============       ================

Earnings per share
   Basic                                                                  $ 1.28                                   $ 1.36
   Diluted                                                                $ 1.25                                   $ 1.33

Weighted average common shares:
  Basic                                                                   26,681                                   26,681
  Diluted                                                                 27,387                                   27,387


See accompanying Notes to Unaudited Adjusted Pro Forma Income Statement.

           NOTES TO THE UNAUDITED ADJUSTED PRO FORMA INCOME STATEMENT

(a) The unaudited pro forma income statement assumes that the acquisition took place on January 1, 2000. The information presented shows Insituform and the Kinsel Group combined after giving effect to pro forma adjustments previously described herein under Item 7.

(b) The pro forma adjustments represent non-recurring transactions incurred by the Kinsel Group. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The adjustments made are as follows (in thousands):

                Stock bonus plan                                   $ 2,113
                Management cash bonuses                                951
                Other private company expenses                         463
                                                                -----------
                Total                                              $ 3,527
                                                                ===========


(c)  Represents the tax effect of the pro forma adjustments.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             INSITUFORM TECHNOLOGIES, INC.


                             By:/s/ Joseph A. White
                                ------------------------------------------------
                                   Joseph A. White
                                   Vice President and Chief Financial Officer

Date:   April 12, 2001